EXHIBIT 4(a)

                          FORM OF FUNDING AGREEMENT






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                     PHL VARIABLE INSURANCE COMPANY
[logo]PHOENIX        A STOCK COMPANY
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     FUNDING AGREEMENT HOLDER               [XYZ Mutual Fund Company]


     FUNDING AGREEMENT NUMBER               [02-000001]


     EFFECTIVE DATE                         [SEPTEMBER 1, 2006]



                            MASTER FUNDING AGREEMENT



The PHL Variable Insurance Company ("the Company", "we", "our") agrees, subject to the conditions and provisions of the certificate, to provide the benefits specified in the certificate while the certificate is in force, and to provide any other benefits, rights, and privileges of the certificate.

The Master Funding Agreement is issued in consideration of the Master Application, a copy of which is attached to and made a part of the Master Funding Agreement, and the charge for the Guaranteed Retirement Income Protector, as specified in the Schedule Pages of the certificate.

The Master Funding Agreement is delivered in and is subject to the laws of [the State of Connecticut].

The entire contract includes the Master Funding Agreement, certificate, and any attached forms, including any application forms.




Signed for the Company at Hartford, Connecticut:


     SPECIMEN                                                   SPECIMEN
  President                                                        Secretary


We support benefit payments through our General Account which is subject to our claims paying ability and other liabilities as a company.



Master Funding Agreement
Non-Participating General Account
Not Eligible for Dividends






06MASTERFA
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            MASTER FUNDING AGREEMENT PROVISIONS
    SECTION

     1.  Eligibility

     2.  Certificates

     3.  Benefits and Charges

     4.  Incorporation

     5.  Modification of Master Funding Agreement

     6.  Assignment of Master Funding Agreement

     7.  Allocation Restrictions

     8.  Schedule Pages

     9.  Suspension, Termination

    10.  Miscellaneous















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1. ELIGIBILITY
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A person who meets the group eligibility requirements of the Funding Agreement
Holder may become a Certificate Owner upon our approval of a certificate application, if applicable, and receipt of the charges associated with the Guaranteed Retirement Income Protector, as specified in the Schedule Pages of the certificate.
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2. CERTIFICATES
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We will issue one certificate to each Certificate Owner or joint Certificate
Owners. The certificate will state the terms, conditions, and benefits of coverage.
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3. BENEFITS AND CHARGES
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Subject to the terms and conditions specified in the certificate, if the Account
Value reduces to zero, payments, if any, under the Guaranteed Retirement Income Protector GRIP), will commence under a GRIP Payment Option as described in the certificate. A charge, as specified in the Schedule Pages of the certificate, will be assessed for such benefit.
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4. INCORPORATION
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A sample certificate and, if applicable, sample certificate application, are attached hereto are made a part of the entire contract. Any provisions of this Master Funding Agreement which are inconsistent with provisions of the certificate are superseded by the certificate provisions.
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5. MODIFICATION OF MASTER FUNDING AGREEMENT
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The Master Funding Agreement may not be modified without prior written mutual agreement between the Company and the Funding Agreement Holder.
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6. ASSIGNMENT OF MASTER FUNDING AGREEMENT
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The Master Funding Agreement may not be assigned or transferred without the
Company's prior written consent. In the event the Company provides such written consent, the Company assumes no responsibility for the validity of any assignment, and shall not be bound by any assignment attempted under this Master Funding Agreement unless it has consented in writing thereto.
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7. ALLOCATION RESTRICTIONS
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The Company retains the right to determine, restrict, approve, or deny investment allocations, and to impose other restrictions specified below. The Funding Agreement Holder may request a change in investment allocation strategy. No such request will be in effect without the Company's prior written approval. If we agree to any changes, they will be effective on the date we approve such request.

We require that the Account Value be invested in accordance with the mutually agreed-upon Asset Allocation Strategy. Any applicable Asset Allocation requirements will be determined on the Certificate Date for each certificate. Changing funds or strategies within an Asset Allocation Strategy, or changing to alternate Asset Allocation Strategies, is prohibited without our prior written approval. In the event that the Funding Agreement Holder makes such changes without the Company's prior written approval, the Funding Agreement Holder will have 30 days from the date of the change to cure such prohibited changes. Failure to cure prohibited changes within 30 days will result in termination of the entire contract, and the Company will have no obligation to make any further payments under the GRIP.
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8. SCHEDULE PAGES
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The Schedule Pages of the certificate will be completed based upon the information contained in any application forms and the terms of this Master Funding Agreement.




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9. SUSPENSION, TERMINATION
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SUSPENSION
Either party may suspend availability of the Guaranteed Retirement Income Protector, without cause, for any new business upon 30 days written notice. No new certificates may be issued while the Guaranteed Retirement Income Protector is suspended. Either party may request from the other in writing to resume availability of the Guaranteed Retirement Income Protector to new business at any time after the suspension is in effect. Any resumption will be effective on the first business day following mutual written agreement of the parties to resume availability of the Guaranteed Retirement Income Protector for new business.

TERMINATION
This Master Funding Agreement will terminate on the earliest of the following dates:

     (i) the date that the Company has fulfilled all of its duties and obligations under the terms of the entire contract;

     (ii) the date when no certificates are in force under the terms of the entire contract;

     (iii) the date there is a change in ownership of the Funding Agreement Holder and the Company does not agree to continue to make the benefit available;

     (iv) the date a Company-approved Asset Allocation Strategy is no longer offered by the Funding Agreement Holder;

     (v) 30 days after the date a Company-approved Asset Allocation Strategy is changed without the advance consent of the Company, or otherwise changed in a manner that does not comply with Company-approved Asset Allocation Strategies.

We will mail written notice to the Funding Agreement Holder at the most recent post office address on file at our Operations Division, advising of the termination. You will be responsible for notifying any in force Certificate Holders of the termination of the Master Funding Agreement.

Additionally, either party may terminate this Master Funding Agreement upon [30] days written notice, provided both parties have fulfilled all of their duties and obligations thereunder.
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10. MISCELLANEOUS
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All charges, fees, and other monies payable to the Company shall be payable at its Operations Division, and shall be in lawful money of the United States of America.

The Company shall deal directly with the Funding Agreement Holder in accordance with the terms and conditions of the Master Funding Agreement, but shall have the right to deal directly with the Certificate Owner at its discretion, particularly with respect to making payments under the GRIP.


















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